SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2003

Crown Financial Group, Inc.

(Exact name of registrant as specified in its charter)

NEW JERSEY	0-23410	13-1924455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    525 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 459-9500

(Registrant’s telephone number, including area code)

Crown Financial Group, Inc.

Current Report on Form 8-K

Item 2.	Acquisition or Disposition of Assets

The registrant completed a conversion, with NASD approval, of $1,000,000 in subordinated indebtedness into equity. Pursuant to this conversion, $1,000,000 of subordinated debt was tendered in exchange for the issuance of registrant’s common stock. The $1,000,000 consisted of two loans each with a principal amount of $500,000. The loans were with John P. Leighton, the Company’s Chairman, Chief Executive Officer and President; and Joelle A. Meyerson, the spouse of the Company’s former founder and Chief Executive Officer, Martin H. Meyerson, respectively. The common stock totaling 366,838 shares, collectively (the “Shares”) were issued on October 30, 2003, the transaction date, at a price of $2.726 per share, determined by the greater of the: (i) the closing bid price on the date of the transaction; or (ii) the average of the closing bid prices on the five business days preceding the transaction date. The Shares were issued without registration and are subject to restrictions under the Securities Act of 1933. The respective subscription agreements regarding these transactions are attached hereto as Exhibits 99.1 and 99.2, respectively.

As a result of these transactions, the Company’s stockholders’ equity increased by $1,000,000 and its liabilities decreased by $1,000,000. The Company’s press release of October 17, 2003 and Form 8-K filed October 23, 2003 described the pending transaction as an intended conversion of the subordinated loan into preferred stock. The preceding paragraph updates and amends the issuer’s previous disclosures.

Item 7.	Financial Statements and Exhibits.

a.	Financial Statements

Not required

b.	Pro forma Financial Information

Not required

c.	Exhibits

Exhibit No.	Description
99.1	Subscription Agreement dated October 30, 2003 between registrant and Joelle A. Meyerson.

99.2	Subscription Agreement dated October 30, 2003 between registrant and John P. Leighton.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: October 30, 2003

CROWN FINANCIAL GROUP, INC.

By: /s/ MICHAEL T. DORSEY

Name:	Michael T. Dorsey
Title:	Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Subscription Agreement dated October 30, 2003 between registrant and Joelle A. Meyerson.

99.2	Subscription Agreement dated October 30, 2003 between registrant and John P. Leighton